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                                                                    Exhibit 99.2

                                 THE KROGER CO.

         NOTICE OF GUARANTEED DELIVERY FOR TENDER OF ANY AND ALL OF THE
                                   OUTSTANDING
                      SERIES A 6.34% SENIOR NOTES DUE 2001,
                   SERIES A 7.25% SENIOR NOTES DUE 2009 AND/OR
                      SERIES A 7.70% SENIOR NOTES DUE 2029
           OF THE KROGER CO. WHICH HAVE BEEN FULLY AND UNCONDITIONALLY
            GUARANTEED BY CERTAIN SUBSIDIARIES OF THE KROGER CO. NOT
                       FORBIDDEN TO ISSUE SUCH GUARANTEE.

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) Series A 6.34% Senior Notes
Due 2001, Series A 7.25% Senior Notes Due 2009 and/or Series A 7.70% Senior
Notes Due 2029 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to Firstar Bank, National Association ("Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer - Procedures for
Tendering" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

      Capitalized terms used but not defined herein have the meanings given them in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                        FIRSTAR BANK NATIONAL ASSOCIATION

        BY REGISTERED OR CERTIFIED MAIL OR BY HAND OR OVERNIGHT COURIER:

                               FIRSTAR BANK, N.A.
                                425 WALNUT STREET
                                    6TH FLOOR
                             CINCINNATI, OHIO 45202


                            FACSIMILE TRANSMISSIONS:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (513) 632-5511

                TO CONFIRM BY TELEPHONE OR FOR INFORMATION CALL:

                                 (513) 632-4278

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA
FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.


         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

                  The undersigned hereby tenders to The Kroger Co., an Ohio
corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated _________, 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of
Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer - Guaranteed Delivery Procedures."
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

 Name(s) of Registered Holder(s):      All authority herein conferred or
___________________________________    agreed to be conferred in this Notice
___________________________________    of Guaranteed Delivery shall survive
                                       the death, incapacity or dissolution of
                                       the undersigned and any obligation of
Address:___________________________    the undersigned hereunder shall be
___________________________________    binding upon the heirs, executors,
                                       administrators, personal representatives,
                                       trustees in bankruptcy, legal
                                       representatives, successors and assigns
                                       of the undersigned.
Certificate No.(s)(if available):__
___________________________________    PLEASE SIGN HERE:
                                       _________________________________________
Total Principal amount                 _________________________________________
Represented by Old Notes:$_________
                                               (Signature(s) of Owner(s)
                                               or Authorized Signatory)
If Old Notes will be tendered by
Book entry Transfer, provide the
following information:                 ________________________________,1999
                                       ________________________________,1999
DTC Account Number:_________________
                                       Area Code and
Date:__________________________,1999   Telephone number:____________________

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     Must be signed by the holder(s) of the Old Notes exactly as their name(s)
appear(s) on certificate(s) for the Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the signer's full title and the other information below.

Names:__________________________________________________________________________

________________________________________________________________________________

Capacity:_______________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

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              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.


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               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


___________________________________       _____________________________________
             Name of Firm                            Authorized Signature

___________________________________       Name:________________________________
             Address                              (Please Type or Print)

___________________________________       Title_________________________________
            (Zip Code)

___________________________________       Date:_________________________________
 Area code and telephone number

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NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED
DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.